United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 19, 2008
OXiGENE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-21990 (Commission File Number)	13-3679168 (I.R.S. Employer Identification No.)
230 Third Avenue, Waltham, MA 02451
(Address of principal executive offices)
Registrant’s telephone number, including area code: (781) 547-5900
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 3.02 Unregistered Sales of Equity Securities
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Ex-4.1 Warrant for the purchase of shares of common stock, dated 2/19/2008
Ex-4.2 Registration Rights Agreement, dated 2/19/2008
Ex-10.1 Common Stock Purchase Agreement, dated 2/19/2008
Ex-99.1 Press Release, dated 2/20/2008

Item 1.01 Entry into a Material Definitive Agreement.
     On February 19, 2008, OXiGENE, Inc., a Delaware corporation (“OXiGENE” or the “Company”), entered into a Committed Equity Financing Facility (“CEFF”) with Kingsbridge Capital Limited (“Kingsbridge”), pursuant to which Kingsbridge committed to purchase, subject to certain conditions, up to $40 million of the Company’s common stock over a three-year period. As part of the CEFF, the Company entered into a common stock purchase agreement (the “Common Stock Purchase Agreement”) and registration rights agreement (the “Registration Rights Agreement”) with Kingsbridge, and issued a warrant (the “Warrant”) to Kingsbridge to purchase up to 250,000 shares of OXiGENE’s common stock at an exercise price of $2.74 per share which represents a 25% premium over the average of the closing prices of OXiGENE ’s common stock during the 5 trading days preceding the signing of the Common Stock Purchase Agreement. The Warrant is fully exercisable beginning six months after February 19, 2008 and for a period of five years thereafter, subject to certain conditions.
     From time to time under the CEFF, the Company may, subject to certain conditions, require Kingsbridge to purchase shares of common stock at a price that is between 88% and 95% of the volume weighted average price for each trading day during an eight-day pricing period. This allows the Company to raise capital as required, at the time and in amounts it deems suitable. The maximum number of shares the Company may issue pursuant to the CEFF is the lesser of 5,708,035 shares and $40 million of common stock. The Company may access capital under the CEFF in draw downs of up to 2.0 percent of OXiGENE’s market capitalization at the time of the draw down. Alternatively, the Company can make draw downs to a maximum of the lesser of (i) 3.5 percent of OXiGENE’s market capitalization at the time of the draw down and (ii) the alternative draw down amount calculated pursuant to the Common Stock Purchase Agreement. Pursuant to the Registration Rights Agreement, the Company is required to file a registration statement with respect to the resale of the shares of common stock issuable under the CEFF and the warrant within sixty (60) days of entering into the CEFF and to use commercially reasonable efforts to have such registration statement declared effective by the Securities and Exchange Commission within one hundred eighty (180) days of entering into the CEFF. In accordance with the NASDAQ Stock Market LLC rules and under the terms of the CEFF, the maximum number of shares of common stock that the Company may sell is 5,708,035 shares, which is approximately the maximum number the Company may sell to Kingsbridge without approval of OXiGENE’s stockholders. This limitation may further limit the proceeds that the Company is able to obtain from the CEFF.
     OXiGENE is not obligated to utilize any of the $40 million available under the CEFF, and there are no minimum commitments or minimum use penalties. The CEFF does not contain any restrictions on OXiGENE’s operating activities, automatic pricing resets or minimum market volume restrictions. In addition, Kingsbridge has agreed not to sell short any shares of the Company’s common stock.
     The Company relied on the exemption from registration contained in Section 4(2) of the Securities Act of 1933, and Regulation D, Rule 506 thereunder, in connection with obtaining Kingsbridge’s commitment under the CEFF, and for the issuance of the warrant in consideration of such commitment.
     The Common Stock Purchase Agreement, the Warrant and the Registration Rights Agreement are filed as Exhibits 10.1, 4.1 and 4.2 to this Current Report on Form 8-K, respectively, and incorporated herein by reference. In addition, on February 20, 2008, the Company issued a press release announcing its entry into the CEFF. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.
     On February 19, 2008, the Company entered into a CEFF described in more detail in Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits

Number	Description

4.1	Warrant for the purchase of shares of common stock, dated February 19, 2008, issued by the Company to Kingsbridge Capital Limited.

4.2	Registration Rights Agreement, dated February 19, 2008, by and between the Company and Kingsbridge Capital Limited.

10.1	Common Stock Purchase Agreement, dated February 19, 2008, by and between the Company and Kingsbridge Capital Limited.

99.1	Press release, dated February 20, 2008.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 21, 2008	/s/ James B. Murphy
James B. Murphy
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description
4.1	Warrant for the purchase of shares of common stock, dated February 19, 2008, issued by the Company to Kingsbridge Capital Limited.

4.2	Registration Rights Agreement, dated February 19, 2008, by and between the Company and Kingsbridge Capital Limited.

10.1	Common Stock Purchase Agreement, dated February 19, 2008, by and between the Company and Kingsbridge Capital Limited.

99.1	Press Release, dated February 20, 2008.